UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
     BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 FIND/SVP, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (4)  Date Filed:
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


                                 FIND/SVP, INC.
                           625 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10011

                                   ----------

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--JUNE 6, 2002
                                   ----------


TO THE SHAREHOLDERS OF FIND/SVP, INC.:

       Notice is hereby given that the Annual Meeting of Shareholders of FIND/SVP, Inc. will be held at the offices of FIND/SVP, Inc., 625 Avenue of the Americas, New York City, New York, on June 6, 2002, at 9:15 a.m., New York City time, for the following purposes:

       1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

       2.     To ratify the  amendment to the  Company's  1996 Stock Option Plan
              increasing   the  number  of  shares  of  Common  Stock   issuable
              thereunder from 1,650,000 to 3,500,000;

       3. To ratify and approve a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000;

       4. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2002; and

       5. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on May 2, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

       Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

       All shareholders are cordially invited to attend the meeting.

                                 By Order of the Board of Directors


                                 /s/ Fred S. Golden, Secretary
                                 -----------------------------
                                 Fred S. Golden, Secretary
Dated: May 8, 2002

                 IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE
                        COMPLETED AND RETURNED PROMPTLY.

                                 FIND/SVP, INC.
                           625 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10011

                                   ----------

                                 PROXY STATEMENT
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 6, 2002
                     SOLICITATION AND REVOCATION OF PROXIES

                                   ----------

       This proxy statement is furnished in connection with the solicitation by the Board of Directors of FIND/SVP, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the offices of FIND/SVP, Inc., 625 Avenue of the Americas, New York City, New York, on June 6, 2002, at 9:15 a.m., New York City time, and any adjournment thereof.

       A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Annual Meeting, and any shareholder present at the Annual Meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors herein, FOR the ratification of the amendment to the Company's Stock Option Plan, FOR the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

       The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telegraph. The Company also will request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Company's Common Stock and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement and accompanying proxy is May 8, 2002. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted as votes in determining whether a matter has been approved.

       Only shareholders of record on the close of business on May 2, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date, there were 10,076,143 shares of Common Stock issued and outstanding. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the record date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. The election of directors requires a plurality of the votes cast by holders of shares represented in person or by proxy and entitled to vote at the meeting. Approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 requires the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the meeting. Approval of the proposals to
(i) ratify the amendment to the Company's 1996 Stock Option Plan increasing the number of shares of Common Stock issuable thereunder from 1,650,000 to 3,500,000, and (ii) ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2002, requires the affirmative vote of the holders of shares representing a majority of shares present in person or represented by proxy at the meeting.

                      NOMINATION AND ELECTION OF DIRECTORS

       Six directors, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of the six nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.

VOTING REQUIREMENT

       The election of directors requires a plurality of the votes cast by holders of shares represented in person or by proxy and entitled to vote at the meeting.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

       The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons:

          NAME                AGE        POSITION
        ---------           ------       -------------

Martin E. Franklin            37         Chairman of the Board of Directors

David Walke (1)               47         Chief Executive Officer and Director

Andrew P. Garvin (1)          56         President and Director

Marc L. Reisch                46         Director

Robert J. Sobel               38         Director

Warren Struhl                 39         Director

----------
(1)    Member of an Operating  Management Group ("OMG") responsible for applying
       the  Company's   overall   policies  and  strategies  and  for  proposing
       initiatives and supplemental strategies for the growth of the Company.

       Mr. Franklin has been a director of the Company since December 5, 2001 and an executive officer of the Company with the title Chairman of the Board of Directors since January 1, 2002. He has been Chairman and Chief Executive Officer of Marlin Holdings, Inc., a private investment partnership, since 1996. Since September 25, 2001, he has been Chairman and CEO of Alltrista Corporation (NYSE: ALC), a $300 million manufacturer and marketer of metal and plastic products. From 1992 through 1998, Mr. Franklin was Chairman and CEO of Lumen Technologies, Inc. (formerly BEC Group, Inc.) and of its predecessor, Benson Eyecare Corporation. He has also served as Executive Chairman of Bolle, Inc., from 1997 until its sale in 2000. In addition, he has served as a director of numerous public companies, and has extensive experience in acquisitions and investments.

       Mr. Walke has been Chief Executive Officer of the Company since November 21, 2001 and a director since December 5, 2001. He was the co-founder and, until recently, CEO of Morgen-Walke Associates, a leading investor relations and corporate communications consultancy. Established in 1982, Morgen-Walke was acquired in 2000 and concluded that year with approximately $30 million in revenues. Mr. Walke's experience in communications focused consulting has been highly diverse, and he has provided counsel to over 500 public company CEOs and senior management in his 25 years in the industry.

       Mr. Garvin is a founder of the Company and has served as its Chief Executive Officer from 1972 until November 21, 2001 and as its President since 1978. Mr. Garvin has been a director of the Company since its inception and treasurer until 1997. From 1979 to 1982, Mr. Garvin was a member of the Board of Directors of the Information Industry Association and served as Chairman of the 1979 National Information Conference and Exposition. Mr. Garvin is the author of THE ART OF BEING WELL INFORMED, an information resource handbook for executives. Mr. Garvin received a B.A. degree in political science from Yale University and an M.S. degree in journalism from the Columbia Graduate School of Journalism.

       Mr. Reisch has been a director of the Company since December 5, 2001. He has been the Chairman of the Board of Directors, President and Chief Executive Officer of Quebecor World North America since 1999. Prior to that, Mr. Reisch had served as President of World Color Press, Inc., since November 1998. Prior to holding that position, Mr. Reisch held the position of Group President, Sales and Chief Operating Officer from August 1996 until January 1998, the position of Executive Vice President, Chief Operating and Financial Officer from June 1996 until August 1996, the position of Executive Vice President, Chief Operating and Financial Officer and Treasurer from July 1995 until June 1996, and the position of Executive Vice President, Chief Financial Officer and Treasurer from October 1993 until July 1995.

       Mr. Sobel has been a director of the Company since December 5, 2001. He was a founder, and has been a general partner, of Brahman Capital, an investment fund located in New York City, since it's founding in 1987. Mr. Sobel is a graduate of the University of Pennsylvania.

       Mr. Struhl has been a director of the Company since December 5, 2001. He has been the managing partner of TWS Partnership, LLC, an investment partnership, for the past ten years. He is currently Chairman of the Board of Directors of B2B Broad Group, LLC, Storepower.com, LLC, Candybears, LLC and Paper Partners, LLC. Mr. Struhl was the Chief Executive Officer and Chairman of the Board of Directors of Genesis Direct, Inc., a catalogue and direct marketer of consumer products, which filed for Chapter 11 in 1998 and was thereafter purchased by G.E. Pension Trust.

         No family relationship exists between any director or executive officer and any other director and executive officer.

                              DIRECTOR COMPENSATION

       Prior to December 5, 2001, non-employee members of the Board of Directors received $1,500 per Board meeting attended, and $500 for each Committee meeting attended. In addition, outside directors received a five-year non-incentive stock option to purchase 10,000 shares of Common Stock on the first business day of each new year, the exercise price being the fair market value per share on the date of grant. Since December 5, 2001, Board members receive no fixed compensation. On December 19, 2001, Messrs. Reisch, Struhl and Sobel received stock options to purchase 50,000, 50,000 and 100,000 shares of Common stock, respectively, at an exercise price of $0.80 per share. Messrs. Reisch, Struhl and Sobel did not receive any additional stock options on the first business day of 2002.

                          BOARD MEETINGS AND COMMITTEES

       The Board of Directors held five meetings during the year ended December 31, 2001. Prior to December 5, 2001, the Board of Directors consisted of Andrew
P. Garvin, Brigitte de Gastines, Jean-Louis Bodmer, Eric Cachart, Howard S. Breslow and Frederick H. Fruitman. Each of the directors who served on the Board prior to December 5, 2001 attended all four of the meetings held before that date, except that Mr. Fruitman attended three meetings. Each of the directors standing for election, other than Mr. Garvin, attended one meeting, held on December 19, 2001. Mr. Garvin attended all five meetings.

       The Board of Directors had a Stock Option Committee in 2001, consisting of Howard S. Breslow and Frederick H. Fruitman. The Stock Option Committee administers the Stock Option Plan including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the Plan. The Stock Option Committee held two meetings in 2001, which were attended by both members of the Committee. The Stock Option Committee was abolished by the Board at a meeting held on December 19, 2001.

       The Board of Directors has an Audit Committee. Prior to December 5, 2001, the Audit Committee consisted of Jean-Louis Bodmer, Howard S. Breslow and Frederick H. Fruitman. Mssrs. Breslow and Fruitman were "independent directors" as defined under Rule 1/2110 (G)(H) of the National Association of Securities Dealers. Since December 19, 2001, the Audit Committee consists of Marc Riesch, Robert Sobel and Warren Struhl. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent auditors, the scope of other services provided by the independent auditors, and the proposed changes in the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including the selection and retention of the Company' s independent auditors. The Audit Committee held four meetings in 2001, all held prior to December 5, 2001. Each member of the Audit Committee attended all of the meetings, except that Mr. Bodmer attended two meetings.

       The Board of Directors has a Compensation Committee. Prior to December 5, 2001, the Compensation Committee consisted of Jean-Louis Bodmer, Andrew P. Garvin, Howard S. Breslow and

Frederick H. Fruitman. Since December 19, 2001, the Compensation Committee consists of Warren Struhl, Martin Franklin, Marc Reisch and Robert Sobel. The purpose of the Compensation Committee is to review, structure and set the Company's Executive Compensation and to align management's interest with the success of the Company.

       Prior to December 19, 2001, the Company had no nominating or other committee performing a similar function. Since December 19, 2001, the Company has had a Nominating Committee consisting of David Walke, Martin Franklin and Warren Struhl. The Nominating Committee proposes a slate of directors for election by our shareholders at each annual meeting and candidates to fill any vacancies on the Board.

                             AUDIT COMMITTEE REPORT

       The Audit Committee has discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals.

       The Audit  Committee  discussed  with the  independent  auditors  matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by Deloitte & Touche LLP were compatible with their independence.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                             Marc Reisch
                                             Robert Sobel
                                             Warren Struhl

                               EXECUTIVE OFFICERS

       The Executive Officers of the Company are set forth in the table below. Following the table is information concerning each executive officer of the Company who is not a director, based on information received from such persons.

                                                                         OFFICER
      NAME            AGE    POSITION                                     SINCE
      ----            ---    --------                                    -------

David Walke            47    Chief Executive Officer and Director          2001

Andrew P. Garvin       56    President, Chief Executive Officer            1969
                             and Director

Fred S. Golden         56    Chief Financial Officer, Vice President,      2000
                             Corporate Secretary and Treasurer

Daniel S. Fitzgerald   37    Executive Vice President--Strategic and       2002
                             Corporate Business Development

Stephan B. Sigaud      45    Executive Vice President                      1998


       Mr. Golden has been the Company's Vice President and Chief Financial Officer, Corporate Secretary and Treasurer since March 9, 2000. From July 1999 to March 2000, Mr. Golden was Chief Financial Officer of Elipze LLC, an interactive advertising and web production company. From 1968 through 1999, Mr. Golden, a certified public accountant, practiced management consulting and accounting, including four years with Laventhol Horwath. From 1982 to 1988, he was Chief Financial Officer at Confab Corporation, a $350 million manufacturing operation, and from 1988 to 1993, he was Executive Vice President and Chief Financial Officer at Pilot Air Freight Corp. Mr. Golden holds a B.B.A. in Accounting from Temple University and a M.B.A. from Fordham University.

       Mr. Fitzgerald has been Executive Vice President--Strategic and Corporate Business Development since February 2002. Prior to this position, from January 2000 to January 2002, Mr. Fitzgerald was Senior Vice President, Sales and Marketing, for Knowledge Networks, Inc., a marketing intelligence and research firm. Beginning in 1990, Mr. Fitzgerald held various advanced sales and marketing leadership positions with META Group, Inc., a provider of information technology/business research, advisory and consulting services, until he was named Executive Vice President, Sales, in January 1997, a position he held until December 1999. Along with his fifteen years of diverse sales leadership within the information and knowledge services business, Mr. Fitzgerald holds a B.B.A. in Marketing from the University of Massachusetts, Amherst.

       Mr. Sigaud has been an Executive Vice President of the Company since June 2001. Prior to that, he held the title Vice President of Client Services from October 1998 to June 2001, and was Vice President and Managing Director of the Company's Customer Satisfaction and Loyalty Group from May 1994 to October 1998. From 1989 to 1994, Mr. Sigaud was the owner and President of IDSI, Inc., a consulting firm specializing in Customer Satisfaction Measurement for companies in the industrial sector. From 1986 to 1989, he functioned as Executive Vice President for BMES, Inc., a business-to-business marketing research firm. He was employed from 1982 to 1986 in the Recruiting Department of Renault in France. Prior thereto he was in International Sales and Marketing and worked as Business

Development Manager for an engineering firm in East Africa and as Trade Attache in the French Trade Office in Madagascar. Mr. Sigaud holds a B.S. in Math and Physics from Marseilles University and a M.B.A. in Marketing from ESSEC, the leading business school in France.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

       The following table sets forth, as of April 9, 2002, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each of the directors of the Company, (iii) each Named Executive Officer (as defined below), and (iv) all executive officers and directors as a group.

NAME AND ADDRESS                         NUMBER OF
BENEFICIAL OWNER                      SHARES OWNED(1)                  PERCENT
----------------                      ---------------                  -------

Andrew P. Garvin (2)                      853,039                         8.4%
625 Avenue of the Americas
New York, NY 10011

Martin E. Franklin (3)                  1,555,292                        15.1%
555 Theodore Fremd Avenue
Suite B-302
Rye, NY 10580

David Walke (4)                         1,555,293                        15.1%
555 Theodore Fremd Avenue
Suite B-302
Rye, NY 10580

Wynnefield Partners                       875,000                         8.7%
  Small Cap Value LP (5)
450 Seventh Avenue Suite 509
New York, NY 10123

Stephan B. Sigaud (2)                      79,250                 Less than 1%
c/o FIND/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

Fred S. Golden (6)                         71,528                 Less than 1%
c/o FIND/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

Daniel Fitzgerald (7)                      20,000                 Less than 1%
c/o FIND/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

NAME AND ADDRESS                         NUMBER OF
BENEFICIAL OWNER                      SHARES OWNED(1)                  PERCENT
----------------                      ---------------                  -------

Marc L. Reisch (8) (9)                    362,500                          3.6%
c/o Quebecor World
340 Pemberwick Road
Greenwich, CT 06831

Robert J. Sobel (10)                      475,000                          4.7%
c/o Brahman Partners
350 Madison Avenue, 22nd Floor
New York, NY 10017

Warren Struhl (8)                         362,500                          3.6%
1100 Valley Brook Avenue
Lyndhurst, NJ 07071

Leviticus Partners LP                     550,000                          5.5%
30 Park Avenue, Suite 12F
New York, NY 10016

All Current Executive Officers and      5,334,402                         48.8%
  Directors as a Group
(9 persons) (11)

----------
Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage of the outstanding shares held by a person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them.

(1) Unless otherwise indicated below, all shares are shares of Common Stock owned beneficially and of record.

(2)    Includes 79,000 shares issuable under outstanding options.

(3) Includes 1,344,181 shares of common stock and 211,111 shares of common stock issuable under outstanding warrants, held in the name of Marlin Equities, LLC.

(4) Includes 1,344,182 shares of common stock and 211,111 shares of common stock issuable under outstanding warrants, held in the name of Walke Associates, Inc.

(5) Includes 245,700 shares owned by Wynnefield Partners SmallCap Value, LP, 300,300 shares owned by Wynnefield Partners SmallCap Value, LP I and 154,000 shares owned by Wynnefield SmallCap Value Offshore Fund, Ltd.

(6)    Includes 55,375 shares issuable under outstanding options.

(7)    Includes 20,000 shares issuable under outstanding options.

(8)    Includes 50,000 shares issuable under outstanding options.

(9) Includes 150,000 shares held by Marc Reisch as custodian for his children.

(10)   Includes 100,000 shares issuable under outstanding options.

(11)   Includes 855,597 shares issuable under outstanding options and warrants.

                             EXECUTIVE COMPENSATION

       The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to (i) the Company's Chief Executive Officer, and (ii) each of the Company's other executive officers who received salary and bonus payments in excess of $100,000 during the year ended December 31, 2001 (collectively the "Named Executive Officers"):

                                                                             LONG TERM COMPENSATION
                                                                    -----------------------------------------
                                     ANNUAL COMPENSATION                   AWARDS                PAYOUTS
                           ---------------------------------------  --------------------    -----------------
                                                                               SECURITIES
     NAMES AND                                              OTHER   RESTRICTED UNDERLYING    LTIP        ALL
     PRINCIPAL                       SALARY      BONUS     ANNUAL      STOCK     OPTIONS    PAYOUT      OTHER
     POSITIONS             YEAR        ($)        ($)       COMP.   AWARDS ($)   (#) (1)      ($)       COMP.
     ---------             ----      ------      -----     ------   ---------- ----------   ------      -----
David Walke                2001       10,256         --      --         --       700,000      --         --
Chief Executive            2000           --         --      --         --            --      --         --
Officer (2)                1999           --         --      --         --            --      --         --

Andrew P. Garvin           2001      260,733     50,000      --         --        50,000      --         --
President and              2000      273,257     67,200      --         --        35,000      --         --
Director                   1999      267,678         --      --         --            --      --         --

Stephan B. Sigaud          2001      195,885     15,000      --         --         1,000      --         --
Executive Vice             2000      192,500     59,000      --         --       125,000      --         --
President                  1999      175,000     18,611      --         --            --      --         --

Kenneth A. Ash             2001      169,896     25,000      --         --            --      --         --
Vice President--           2000      175,000     35,000      --         --        37,500      --         --
Strategic Business         1999      150,000     20,000      --         --            --      --         --
Development

Fred S. Golden             2001      179,604         --      --         --         1,000      --         --
Vice President,            2000      147,881         --      --         --       112,500      --         --
Chief Financial            1999           --         --      --         --            --      --         --
Officer, Secretary,
Treasurer

----------
(1)    Options to acquire Common Stock.

(2)    Hired November 21, 2001.

                            OPTION GRANTS DURING 2001

       The following table provides information related to stock options granted to the Named Executive Officers during 2001:

                                                INDIVIDUAL GRANTS
                                        -------------------------------
                       NUMBER OF
                      SECURITIES         % OF TOTAL                                               GRANT DATE
                      UNDERLYING       OPTIONS GRANTED      EXERCISE OR                             PRESENT
                    OPTIONS GRANTED    TO EMPLOYEES IN      BASE PRICE                               VALUE
       NAME             (#) (1)          FISCAL YEAR         ($/SHARE)       EXPIRATION DATE        ($) (2)
       ----         ---------------    ---------------      -----------      ---------------      ----------
David Walke             700,000             37.4%               0.410           11/21/2011          175,000

Andrew P. Garvin         50,000              2.7%               0.625            2/13/2011           19,000

Stephan B. Sigaud         1,000              0.1%               0.625            2/13/2011              380

Kenneth A. Ash               --               --                   --               --                   --

Fred S. Golden            1,000              0.1%               0.800            6/21/2011              490

----------
(1) Represent number of shares of Common Stock underlying stock options. The exercise price equals the fair market of the Common Stock on the date of grant.

(2) The grant date present value portion of the foregoing table represents the present value of the options on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions over the remaining contractual life of the options: expected dividend yield of 0%, risk-free interest rate of 6% and volatility of 93%.

             OPTION EXERCISES DURING 2001 AND YEAR END OPTION VALUES

       The following table provides information related to options exercised by the Named Executive Officers during the year ended December 31, 2001 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights.

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                OPTIONS                      OPTIONS
                           SHARES                       AT FISCAL YEAR END (#)      AT FISCAL YEAR END ($)(1)
                         ACQUIRED ON      VALUE       ---------------------------  ---------------------------
                          EXERCISE      REALIZED
       NAME                  (#)           ($)        EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
       ----              -----------    --------      -----------   -------------  -----------   -------------
David Walke                  --            --             --           700,000            --        301,000

Andrew P. Garvin             --            --           76,000           9,000        10,750             --

Stephan B. Sigaud            --            --           74,000         102,000         3,635          1,080

Kenneth A. Ash               --            --           59,125          38,375         3,420          1,080

Fred S. Golden               --            --           40,375          73,125            40             --

----------
(1) The closing sale price of the Common Stock as reported by NASDAQ on December 31, 2001 was $0.84. Value is calculated on the difference between the option exercise price of in-the-money options and $0.84 multiplied by the number of shares of Common Stock underlying the option.

                                   ----------

                        EMPLOYMENT AND RELATED AGREEMENTS

       On January 1, 1996, the Company entered into an employment agreement with Andrew P. Garvin commencing on such date and terminating on December 31, 2001. Mr. Garvin's employment agreement was amended and restated on December 12, 1996 and, again, on November 21, 2001. As amended and restated, Mr. Garvin's employment agreement continues until December 31, 2005 and provides for a base salary of $273,000, which base salary will be adjusted each January 1, commencing January 1, 2003, for a cost of living increase based on the Consumer Price Index for New York City for the twelve month period immediately preceding such January 1 date. Mr. Garvin will also be entitled to additional increases in base salary as may be determined from time to time by the Board of Directors. Mr. Garvin's employment agreement provides further that if Mr. Garvin voluntarily leaves the employ of the Company on account of a material diminution of title, role or responsibilities, or on account of the Company being acquired and its principal office being moved to a location which is greater than 50 miles from New York City, or on account of a Change in Control, then, in each such case, he shall be entitled to receive the compensation described above (and certain other benefits) for the balance of the term; provided, however, that if such termination occurs at a time when there is less than two years left in the term, the compensation (and benefits) shall continue for a period of two years from the date of termination on the basis that Mr. Garvin received compensation during the last year of the term. Change of Control is defined in the employment agreement to include the acquisition by a party of 30% or more of the outstanding shares of common stock of the Company or a change in the majority of the Incumbent Board of Directors (as defined in the employment agreement). In the event that Mr. Garvin's employment by the Company is terminated for a reason other than cause or Mr. Garvin voluntarily leaving the employ of the Company, Mr. Garvin (or his estate in the event such termination is due to his death or he dies subsequent to such termination) shall be entitled to receive the compensation described above (and certain benefits) for the balance of the term; provided, however, that if such termination occurs at a time when there is less than one year left in the term, the compensation (and benefits) shall continue for a period of one year from the date of termination on the same basis that Mr. Garvin received compensation during the last year of the term. In the event that the Company terminates Mr. Garvin's employment for cause, and a court of law or other tribunal ultimately determines that such termination was without cause, then Mr. Garvin shall be entitled to receive double the amount of compensation described above until the end of the term. Mr. Garvin has agreed to a non-competition covenant for a period of two years after the term of the employment agreement. In the event Mr. Garvin's employment is terminated by the Company without "cause" then the Company may, at its option, determine to pay an amount no greater than two times his base salary at the time of termination in shares of common stock of the Company; provided, however, that (i) such shares are fully registered for resale by Mr. Garvin immediately after issuance; (ii) the average closing bid price of the common stock for the ten business days prior to issuance ("Trading Period") is at least $2.00; (iii) the average daily trading volume during the Trading Period is at least 15,000 shares; (iv) the receipt of such shares and subsequent sale of such shares within six months by Mr. Garvin will not subject him to liability under Section 16 of the Securities Exchange Act of 1934; and (v) the entire amount owed and not to be owed to Mr. Garvin under his employment agreement is paid in a lump sum within 60 days of termination.

       The Company has entered into a deferred compensation agreement with Mr. Garvin, which provides for a schedule of payments to him or his designated beneficiary(ies). The agreement entered into in 1984 provides that in the event during the course of employment Mr. Garvin (i) dies, (ii) becomes totally disabled or (iii) elects to retire after June 30, 1994 and prior to age 65, he or, in the event of death, his designated beneficiaries, shall receive monthly payments ranging from $1,250 to $1,800 for a period of ten years from the date of death, disability or retirement. In the event Mr. Garvin retires at age 65 or over, Mr. Garvin shall receive $4,750 per month for ten years from the date of his retirement.

       The Company entered into an additional Deferred Compensation Agreement with Mr. Garvin in 1990. On October 3, 2000, Mr. Garvin relinquished his rights under the agreement entered into in 1990.

       On November 21, 2001, the Company entered into an employment agreement with David Walke, commencing on such date and continuing until November 20,
2004. Mr. Walke's employment agreement provides for a base salary of $100,000 per annum, subject to increases as may be determined from time to time by the Board of Directors. In addition, Mr. Walke's employment agreement provides for the grant of a ten-year non-incentive stock option to purchase 700,000 shares of the Company's Common Stock at a price of $.41 per share. The options are to vest ratably at the end of each of the first three years of the term of his employment agreement, but such vesting shall accelerate in the event he leaves the employ of the Company for Good Reason or on account of a Change in Control, or in the event his employment is terminated by the Company without cause, or upon his death or incapacity. Mr. Walke's employment agreement provides further that if Mr. Walke leaves the employ of the Company for Good Reason, or on account of a Change in Control, then, in each such case, Mr. Walke shall be entitled to receive the base salary described above (and certain benefits) for the balance of the term; provided, however, that if such termination occurs at a time when there is less than two years left in the term, the compensation and benefits shall continue for a period of two years from the date of termination. Change in Control is defined in the employment agreement to include the acquisition by a party of 30% or more of the outstanding shares of common stock of the Company or a change in the majority of the incumbent Board of Directors (as defined in the employment agreement). Good Reason is defined in the employment agreement as (i) the diminution of Mr. Walke's position, duties, responsibilities and status with the Company as contemplated in the employment agreement or any removal of Mr. Walke from any positions or offices Mr. Walke held as contemplated in the employment agreement, except in connection with the termination of Mr. Walke's employment by the Company for cause or incapacity;
(ii) the failure of the Company to assign to Mr.  Walke duties  consistent  with his position, duties, responsibilities and status with the Company as contemplated in the employment agreement, or (iii) a relocation of the Company's principal offices and place of Mr. Walke's employment outside of Manhattan or further than 25 miles from Mr. Walke's principal residence. In the event Mr. Walke's employment by the Company is terminated for reason other than Cause or Mr. Walke voluntarily leaving the employ of the Company, Mr. Walke shall be entitled to receive the base salary described above (and certain benefits) for the balance of the term; provided, however, that if such termination occurs at a time when there is less than one year left on the term, the compensation (and benefits) shall continue for a period of one year from the date of termination. In the event that the Company terminates Mr. Walke's employment for "cause", and a court of law or other tribunal ultimately determines that such termination was without cause, Mr. Walke shall be entitled to receive double the amount of compensation provided for above from the date of termination until the end of the term of the employment agreement.

       On November 21, 2001, the Company entered into an employment agreement with Martin E. Franklin, commencing on January 1, 2002, and continuing until November 20, 2004. Mr. Franklin's employment agreement provides for (a) an unaccountable expense allowance of $20,000 per annum, and (b) the grant of a ten-year non-incentive stock option to purchase 630,000 shares of the Company's Common Stock at a price of $0.41 per share. The options are to vest ratably on each of November 20, 2002, 2003 and 2004, and such vesting shall accelerate and vest immediately in the event of a Change in Control or upon termination of his employment without cause or upon his death or disability. Change in Control is defined in the employment agreement to include the acquisition by a party of 30% or more of the outstanding shares of Common Stock of the Company or a change in the majority of the Incumbent Board of Directors (as defined in the employment agreement).

       Severance arrangements for members of the Operating Management Group (i.e. Messrs. Sigaud, Ash and Golden) were authorized by the Board of Directors on January 25, 1999. The severance agreements provide for (a) a normal severance benefit of nine (9) months, which would be increased to one (1) year after the employee has served as a member of the OMG for a continuous period of two (2) years, in the event the employee's services are terminated by the Company without cause, and (b) a severance benefit of one (1) year in the event the separation from service is due to (i) a change-in-control, and (ii) the employee suffers, within one (1) year thereafter, either (A) a discontinuation of duties, or (B) an office change of at least 50 miles, or (C) a reduction in compensation, or (D) a termination of employment other than for cause.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Prior to  December  5, 2001,  the  Compensation  Committee  consisted  of
Jean-Louis Bodmer, Andrew P. Garvin, Howard S. Breslow and Frederick H. Fruitman. Since December 19, 2001, the Compensation Committee consists of Warren Struhl, Martin Franklin, Marc Reisch and Robert Sobel. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the executive officers of the Company.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Company operates in the Consulting and Business Advisory industry and must attain high levels of quality in the servicing of its clients. In order to succeed, the Board believes that it must be able to attract and retain qualified experienced executives. To achieve this goal, the Company has offered competitive executive compensation to attract and retain key executives with relevant experience in the Consulting and Business Advisory industry or in growth companies in related industries. Executive compensation has also been structured to align management's interests with the success of the Company by making a portion of compensation dependant on long term success of the Company.

       The Compensation Committee maintains a philosophy that compensation of executive officers should be directly linked to operating achievements and, to a lesser extent, stock performance. Base salaries for executive officers are determined by the Compensation Committee by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at twelve-month intervals. The compensation of David Walke, the Company's Chief Executive Officer, and Andrew P. Garvin, the Company's President, is fixed pursuant to an Employment Agreement (see "Employment and Related Agreements").

                                                       Martin Franklin
                                                       Marc Reisch
                                                       Robert Sobel
                                                       Warren Struhl

             RATIFICATION OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

       On November 21, 2001, the Board of Directors amended the 1996 Stock Option Plan ("Plan"), pursuant to the express provisions of Section 15 thereof, to (i) increase the number of shares of Common Stock included in the Plan from 1,650,000 shares to 3,500,000 shares, and (ii) provide for certain administrative changes. A summary of the Plan, as amended and restated, is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit A.

       The purpose of the Plan is to further the growth and development of the Company by encouraging and enabling employees (including officers and directors) of, and consultants and advisers to, the Company (approximately 192 persons as of April 1, 2002) to obtain a proprietary interest in the

Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality and ability.

       The Plan is being submitted to shareholders solely for the purpose of satisfying the requirements of the Internal Revenue Code of 1986, as amended (the "Code") so that options granted under the Plan and designated as incentive stock options may receive incentive stock option tax treatment pursuant to
Section 422 of the Code.

DESCRIPTION OF THE PLAN AS AMENDED AND RESTATED

       The Plan covers 3,500,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments). In addition, the Plan allows options to be granted thereunder to consultants and advisors to the Company, provided they render bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital raising transaction. The options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees, including officers of the Company, may be granted incentive stock options. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Code.

       The Plan provides that all options thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), depending upon the specific stock option agreement, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). Pursuant to the provisions of the Plan with respect to incentive stock options, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

       The Plan also permits optionees whose employment is terminated without cause and other than by reason of death, disability or retirement at age 65, three months from the date of termination to exercise their options. If the employment of an optionee is terminated for cause and other than by reason of death, disability or retirement at age 65, any options granted to the optionee will terminate automatically. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65 (but not after the expiration of the option), exercise the option. If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the expiration of the option). In the cases where employment is terminated without cause or by reason of death or disability, the Board of Directors has discretion to extend the period of time for which an option is to remain exercisable following an optionee's cessation of employment. Options are not transferable otherwise by will or the laws of descent and distribution, and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan terminates January 28, 2006.

       If shares are issued to the holder of a non-incentive option under the Plan (1) no income will be recognized by the holder at the time of grant of the option; (2) except as stated below, upon exercise of the option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares over the option price; (3) if the holder exercising the option is restricted from selling the shares so acquired because the holder is an officer or director of the Company and would be subject to liability under
Section 16(b) of the Exchange Act, then, unless the holder makes an election to be taxed under the rule of clause (2) above, the holder will recognize taxable ordinary income, at the time such Section 16(b) restriction terminates, equal to the excess of the fair market value of the shares at that time over the option price, and any dividends he or she receives on the shares before that time will be taxable to him or her as compensation income; (4) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2) or (3); and (5) upon a sale of shares so acquired, the holder may have additional short-term or long-term capital gain or loss.

       If shares are issued to the holder of an incentive stock option under the Plan (1) no income will be recognized by such holder at the time of the grant of the option or the transfer of shares to the holder pursuant to his or her exercise of the option; (2) the difference between the option price and the fair market value of the shares at the time of exercise will be treated as an item of tax preference to the holder; (3) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of the option; and (4) upon a sale or exchange of the shares after the later of (a) one year from the date of transfer of the shares to the original holder, or (b) two years from the date of grant of the option, any amount realized by the holder in excess of the option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss. If the shares are disposed of before the holding period requirements described in the preceding sentence are satisfied, then (1) the holder will recognize taxable ordinary income in the year of disposition in an amount determined under the rules of the Code; (2) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; (3) the holder may have additional long-term or short-term capital gain or loss; and (4) the tax preference provision might not be applicable.

       The Plan provides for the cashless payment of the exercise price of options granted under the Plan by (A) delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (B) irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, followed by delivery to the Company of the amount of sale proceeds necessary to pay such purchase price, and delivery of the remaining cash proceeds less commissions and brokerage fees to the optionee or delivery of the remaining shares of Common Stock to the optionee, or (C) by the optionee stating in a written notice such intention and the aggregate number ("Aggregate Number") of shares of Common Stock to be purchased and for which the right to purchase shall be lost by the cancellation the thereof in payment for the exercise price, in which case the number of shares of Common Stock issuable upon such exercise shall equal the difference between the Aggregate Number and the quotient that is obtained when the Aggregate Number and the then current exercise price per share divided by the then currentmarket price per share, or (D) by any combination of the methods of payment described in (A) and (B) above.

       The Plan also provides that there will be granted to each outside director on the first business day of each year a non-incentive stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. For purposes of such grants, fair market value shall mean the last closing bid price per share of the Common Stock, as quoted on the NASDAQ System on the date of grant, or, in the event that the Common Stock is also traded on an exchange, the higher of the NASDAQ price and the closing price per share of the Common Stock on such exchange on the date of grant, or in the event the Common Stock is only traded on an exchange, the closing price of the Common Stock on the date of grant. Such options shall be immediately exercisable and shall have a term of five years. This provision was waived by the outside directors (other than Howard S. Breslow) for 2002.

VOTING REQUIREMENT

       Approval of the proposal to ratify the amendment to the Company's 1996 Stock Option Plan increasing the number of shares of Common Stock issuable thereunder from 1,650,000 to 3,500,000 requires the affirmative vote of the holders of shares representing a majority of shares present in person or represented by proxy at the meeting.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENTS TO RATIFY THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

       The following table sets forth information with respect to the Options previously included in the Plan approved by shareholders:


                        NUMBER OF SHARES                           NUMBER OF
                       TO BE ISSUED UPON    WEIGHTED AVERAGE   OPTIONS REMAINING
                          EXERCISE OF      EXERCISE PRICE OF     AVAILABLE FOR
                          OUTSTANDING         OUTSTANDING       FUTURE ISSUANCE
                            OPTIONS             OPTIONS          UNDER THE PLAN
                       -----------------   -----------------   -----------------
Equity compensation
plan approved
by shareholders            1,650,000             $1.25                    0

Equity compensation
plan not approved
by shareholders(1)         1,387,500             $0.54              462,500

----------
(1)    Shareholders will vote to authorize these shares at this meeting.

       The following table sets forth with respect to the Plan the new benefits or amounts received by Executive Officers, the current Executive Officers as a group, the current Directors who are not Executive Officers as a group, and all employees who are not Executive Officers as a group:

                             1996 STOCK OPTION PLAN
                                NEW PLAN BENEFITS


       NAME                                 DOLLAR VALUE (1)   NUMBER OF OPTIONS
       ----                                 ----------------   -----------------

David Walke, CEO                                $278,813             371,750

Daniel Fitzgerald, Executive Vice President       33,000             100,000

Current Executive Officers as a group            311,813             471,750

Current Directors who are not Executive
  Officers as a group                            544,500             830,000

Employees who are not Executive
  Officers as a group                              1,682              73,250

----------
(1) The closing price for the Company's Common Stock as reported on the over-the-counter bulletin board on April 9, 2002 was $1.16. Value is calculated on the basis of the difference between the option exercise price and $1.16 multiplied by the number of shares of Common Stock underlying the option.

                             STOCK PERFORMANCE CHART

       The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock for a period of five years ended December 31, 2001, with the cumulative total return of the NASDAQ Stock Market Index (U.S. companies), a broad market index, prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, and the Peer Group Index, an index prepared by CRSP made up of the selected NASDAQ traded companies. The comparison for each of the periods assumes that $100 was invested on December 30, 1996, in each of the Common Stock, the stocks included in the NASDAQ Stock Market Index (U.S. Companies) and the stocks included in the Peer Group Index. These indices, which reflect the assumption of reinvestment of dividends, do not necessarily reflect returns that could be achieved by individual investors.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      PERFORMANCE GRAPH FOR FIND/SVP, INC.
               Produced on 02/28/2002 including data to 12/31/2001

        [The table below represents a line chart in the printed report.]

                                                            ^ NASDAQ Stocks
                                   * NASDAQ Stock Market     (SIC 8740-8749
                 > FIND/SVP. Inc.      (US Companies)        US Companies)
                 ----------------      --------------        -------------
12/31/1996            100                   100                   100
                      105.172               107.094               94.499
                      75.862                101.168               89.432
                      68.966                94.57                 81.369
                      75.862                97.518                80.743
                      68.966                108.561               94.943
                      75.862                111.899               102.957
                      63.793                123.689               111.044
                      62.069                123.505               110.967
                      64.655                130.824               126.951
                      60.345                124.008               115.69
                      50.862                124.663               109.622
12/31/1997            41.379                122.477               112.292
                      55.172                126.359               113.588
                      55.172                138.232               122.102
                      62.069                143.342               135.485
                      68.966                145.766               139.237
                      67.241                137.668               127.351
                      60.345                147.283               127.319
                      62.069                145.558               122.16
                      48.276                116.697               90.79
                      53.448                132.887               96.738
                      46.552                138.725               97.075
                      55.172                152.826               100.581
12/31/1998            41.379                172.68                109.322
                      45.69                 197.743               107.372
                      58.621                180.035               97.204
                      43.103                193.655               83.439
                      46.552                199.893               80.266
                      43.103                194.354               86.855
                      48.276                211.792               82.375
                      75.862                207.974               86.132
                      41.379                216.767               80.939
                      50                    217.065               73.928
                      50                    234.464               81.49
                      55.172                262.986               102.332
12/31/1999            112.069               320.832               125.294
                      186.207               308.986               119.388
                      193.104               367.771               96.507
                      144.828               360.182               97.431
                      77.586                302.948               78.138
                      68.966                266.403               66.405
                      58.621                313.182               80.17
                      62.069                296.205               79.705
                      51.724                331.219               73.947
                      53.448                288.191               76.485
                      41.379                264.523               61.7
                      41.379                203.8                 40.282
12/31/2000            37.931                192.977               42.424
                      34.483                216.384               53.037
                      41.38                 167.525               44.13
                      27.586                144.05                30.661
                      23.724                165.54                33.244
                      27.586                165.34                39.844
                      35.862                169.778               38.525
                      36.414                158.978               33.498
                      38.621                141.657               34.687
                      26.483                117.789               26.646
                      27.586                132.9                 30.273
                      45.242                151.818               35.127
12/31/2001            46.345                153.121               36.409

                                                Legend

SYMBOL   CRSP TOTAL RETURNS INDEX FOR:                12/1996  12/1997  12/1998  12/1999  12/2000 12/2001
-------  ---------------------------                  ------   ------   ------   ------   ------  ------
   >     FIND/SVP. Inc.                                100.0     41.4     41.4    112.3    37.9     46.3
   *     NASDAQ Stock Market (US Companies)            100.0    122.5    172.7    320.8   193.0    153.1
   ^     NASDAQ Stocks
         (SIC 8740-8749 US Companies)                  100.0    112.3    109.3    125.3    42.4     36.4
         Management and Public Relations Services

NOTES:

     A. The lines respresent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
     D. The index level for all series was set to $100.0 on 12/31/1996.
     E. The company data for FIND/SVP, Inc. from 03/2001 to 12/2001 provided by the client.

        RATIFICATION AND APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY'S
       CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

       On December 19, 2001, the Board of Directors of the Company authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000, and directed that such amendment (a copy of which is attached hereto as Exhibit B) be submitted for ratification and approval by the shareholders of the Company at the Meeting.

REASONS FOR INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

       The proposed increase in authorized shares of Common Stock will enhance the Company's flexibility in connection with possible future actions, such as acquisitions, financing transactions, employee benefit plan issuances, stock splits, stock dividends, and such other corporate purposes that may arise. Having such authorized Common Stock available for issuance in the future would give the Company greater flexibility and would allow additional shares of Common Stock to be issued without the expense and delay of a special shareholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Common Stock. The Company is not presently engaged in any negotiations with respect to the use of any shares of the additional authorized Capital Stock, nor are there currently any commitments, arrangements, or understandings with respect to the issuance of such shares.

EFFECT OF THE INCREASE

       The increase of authorized shares of Common Stock will not alter the par value of the Common Stock or the rights of the shareholders.

NO RIGHT OF APPRAISAL

       Under the New York General Corporation Law, the State in which the Company is incorporated, dissenting shareholders are not entitled to appraisal rights with respect to the Company's proposed amendment to its Certificate of Incorporation to increase the number of authorized share of Common Stock, and the Company will not provide shareholders with any such right.

VOTING REQUIREMENT

       Approval of the proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the meeting.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as independent auditors of the Company to perform the annual audit for year ending December 31, 2002 and proposes the ratification of such decision. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate shareholder questions.

                                   AUDIT FEES

       During 2001, Deloitte & Touche acted as the independent auditors for the Company, and also rendered other services on its behalf, including tax related services. The following table sets forth the aggregate fees billed or expected to be billed by Deloitte & Touche for audit services rendered in connection with the financial statements and reports for 2001 and for other services during 2001 on behalf of the Company:

       Audit Fees                                                      $86,500
       Financial Information System Design and Implementation Fees     $0
       Advisory, Tax and Compliance Fees                               $35,000

VOTING REQUIREMENT

       Approval of the proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 2002 requires the affirmative vote of the holders of shares representing a majority of shares present in person or represented by proxy at the meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The Company's officers, directors and beneficial owners of more than 10% of any class of its equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 ("Reporting Persons") are required under that Act to file reports of ownership and changes in beneficial ownership of the Company's equity securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company pursuant to that Act, the Company believes that during fiscal year ended December 31, 2001, all filing requirements applicable to Reporting Persons were complied with, except that Form 4 Reports for Howard Breslow, Fred Fruitman and David Walke were filed late.

                              SHAREHOLDER PROPOSALS

       Shareholder proposals for action at the Company's 2003 Annual Meeting of Shareholders must be submitted in writing to the Company no later than February 1, 2003 in order that they may be con-
sidered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders who intend to present a proposal at the Company's 2003 Annual Meeting of Shareholders without inclusion of such a proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than April 17, 2003. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             MAILING TO SHAREHOLDERS

       The Annual Report to Shareholders of the Company for the year ended December 31, 2001, including audited financial statements, is available electronically via the FIND/SVP website at www.findsvp.com/annualreport. Such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

       For those shareholders who share a single address, only one Proxy Statement will be sent to that address. This practice, known as "householding", is designed to reduce the Company's printing and postage costs. Upon request, the Company will promptly send a separate Proxy Statement to any shareholder residing at such an address. Requests may be made by calling Laura Jo Snyder-Cruz at 212-645-4500 or by writing to Laura Jo Snyder-Cruz, c/o FIND/SVP, Inc., 625 Avenue of the Americas, New York, NY, 10011. If any shareholder residing at such address receives multiple copies of the Company's Proxy Statement desires householding, they may contact Laura Jo Snyder-Cruz in the same manner.

                                  OTHER MATTERS

       The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgments.

                                         By Order of the Board of Directors

                                         /s/  Fred S. Golden
                                         -------------------------
                                         Fred S. Golden, Secretary
New York, New York
May 8, 2002

       SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                    EXHIBIT A

                                 FIND/SVP, INC.
                             1996 STOCK OPTION PLAN

                 (Amended and Restated as of November 21, 2001)

1.        PURPOSE OF PLAN

          The purpose of this 1996 Stock Option Plan (the "Plan") is to further the growth and development of FIND/SVP, INC. (the "Company") by encouraging and enabling employees, including officers, directors of and consultants and advisors to the Company, to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

2.        SHARES OF STOCK SUBJECT TO THE PLAN

          Subject to the provisions of Section 12 hereof, an aggregate of 3,500,000 shares of the common stock, par value $.0001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.        ADMINISTRATION

          (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

          (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article III, Section 11 of the Company's By-Laws, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of three or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of

Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

          (c) Any provision of the Plan to the contrary notwithstanding, options granted to eligible outside directors pursuant to Section 3(d) hereof shall be automatic, without any discretion on the part of the Board of Directors or the Committee, as the case may be, with respect to the grantee, the number of shares of Common Stock subject to such options, the term of the options or the exercise price of the options.

          (d) Throughout the term of the Plan, on the first business day of each year, each outside director of the Company shall be granted a Non-Incentive Stock Option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. For purposes of this section, fair market value shall mean (i) in the event that the Company's Common Stock is not listed on a national exchange, the closing bid price of the Company's Common Stock as quoted on NASDAQ on the day immediately preceding the date of grant, or (ii) in the event that the Company's Common Stock is also traded on an exchange, the higher of the NASDAQ price and the closing price of the Company's Common Stock on such exchange on the date of grant, or (iii) in the event that the Company's Common Stock is only traded on an exchange, the closing price of the Common Stock on the date of grant. Such options shall be immediately exercisable and expire five (5) years after the date of grant.

4.        PERSONS TO WHOM SHARES MAY BE GRANTED

          Options may be granted to persons who are, at the time of the grant, employees, including officers, directors of, or consultants or advisors to the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee). For the purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

          The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

5.        OPTION PRICE

          (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the closing price of the Common Stock on the date on which the option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if such Common Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

          (b) The aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.        EXERCISE OF OPTIONS

          (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof shall have been an employee, including an officer or director of the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise.

          (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

          (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that at the time of such exercise it is his then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that he knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended, is available or the Company has registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made
(a) in cash,

(b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to the optionee, (e) on a "cashless" basis, by stating in a written notice such intention and the aggregate of the number of shares of Common Stock to be purchased and for which the right to purchase shall be lost by the cancellation thereof in payment for the exercise price (the "Aggregate Number"), in which case the number of shares of Common Stock issuable upon such exercise shall equal the difference between the Aggregate Number and the quotient that is obtained when the product of the Aggregate Number and the then current exercise price per share is divided by the then current fair market price per share (determined in accordance with Section 5(a) hereof);(f) by any combination of the methods of payment described in (a) through (e) above, or (g) such other means as determined by the Board of Directors, or Committee, in its sole discretion, to be consistent with the purpose of the Plan.

          (d) The Board of Directors (or Committee) shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following optionee's cessation of employment by reason of termination without cause, disability, or death from the limited period otherwise in effect for that option to such greater period of time as the Board of Directors (or Committee) shall deem appropriate, but in no event beyond the expiration of the option term.

7.        TERM OF OPTIONS

          The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercisable for a period exceeding ten (10) years (five (5) years for incentive stock options in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) from the date the options are granted.

8.        NON-TRANSFERABILITY OF OPTIONS

          No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge or otherwise transferable except by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.        TERMINATION OF SERVICES

          In the event that an employee, officer, director, consultant or advisor shall cease to be an employee, officer, director, consultant or advisor of or to the Company or a Subsidiary, by reason of a termination of such relationship without cause and other than by reason of death, disability or retirement at age 65, then, subject to Section 6(d) hereof, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. In the event that an employee, officer, director, consultant or advisor shall cease to be an employee, officer, director, consultant or advisor of or to the Company or a Subsidiary, by reason of a termination of such relationship for cause and other than by reason of death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire. So long as the holder of an option shall continue to be in the employ, or continue to be a director, consultant and advisor of or to the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.       RETIREMENT OR DISABILITY OF HOLDER OF OPTION

          If any person to whom an option has been granted under the Plan shall cease to be an employee, officer, director, consultant or advisor of or to the Company or a Subsidiary, by reason of disability or retirement at age 65, then, subject to Section 6(d) hereof, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

11.       DEATH OF HOLDER OF OPTION

          If any person to whom an option has been granted under the Plan shall cease to be an employee, officer, director, consultant or advisor of or to the Company or a Subsidiary by reason of death, or a holder of an option shall die within three months after termination by reason of retirement at age 65 or otherwise, then, subject to Section 6(d) hereof, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.

          Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

          In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.       VESTING OF RIGHTS UNDER OPTIONS

          Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.


14.       RIGHTS AS A SHAREHOLDER

          A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

15.      TERMINATION AND AMENDMENT

          The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.

16.       MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

          Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.       INDEMNIFICATION

          In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18.       EFFECTIVE DATE

          The Plan shall become effective on January 29, 1996 upon its approval by vote of the holders of shares of capital stock of the Company entitled to vote thereon and shall terminate on the close of business on January 28, 2006 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FIND/SVP, INC.


                            UNDER SECTION 805 OF THE

                            BUSINESS CORPORATION LAW

                      ------------------------------------

          The undersigned, being the President and Secretary, respectively, of FIND/SVP, Inc. (the "Corporation"), pursuant to Section 805 of the New York Business Corporation Law, do hereby certify as follows:

          FIRST: The name of the Corporation is FIND/SVP, INC. and the name under which it was formed is Information Clearing House, Inc.

          SECOND: The Certificate of Incorporation of the Corporation was originally filed by the department of state on November 10, 1969.

          THIRD: The Certificate of Incorporation of the Corporation, as now in full force and effect, is hereby amended as authorized by Section 801 of the New York Business Corporation Law to increase the aggregate number of shares of common stock, par value $.0001 per share, which the Corporation shall have authority to issue by authorizing 80,000,000 additional shares and of the same class as the presently authorized shares. To accomplish the foregoing amendment, the first three (3) sentences of ARTICLE FOURTH, as herein amended, shall read as follows:

               `FOURTH: The corporation is authorized to issue two classes of stock to be designated respectively "Common Stock:" and "Preferred Stock." The total number of shares of stock that the corporation shall have authority to issue is One Hundred Two Million (102,000,000). The total number of shares of Common Stock that the corporation shall have authority to issue is One Hundred Million (100,000,000), par value $.0001 per share.

          FOURTH: This Certificate of Amendment to the Certificate of Incorporation was authorized by vote of a majority of the Board of Directors of the Corporation followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

          IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of FIND/SVP, Inc., on the ___ day of ________, 2002, and do affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

                                         FIND/SVP, INC.

                                         By:
                                            ------------------------------------
                                             Andrew P. Garvin
                                             President


                                         By:
                                            ------------------------------------
                                             Fred S. Golden
                                             Secretary

PROXY

                                 FIND/SVP, INC.
              625 Avenue of the Americas, New York, New York 10011

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, acknowledging receipt of the proxy statement dated May 8, 2002 of FIND/SVP, Inc., hereby constitutes and appoints David Walke and Martin
E. Franklin, and each or any of them, attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned, to appear and vote all the shares of stock of FIND/SVP, Inc., standing in the name of the undersigned on the books of said corporation on May 2, 2002 at the Annual Meeting of Shareholders of FIND/SVP, Inc., to be held at the offices of FIND/SVP, Inc., 625 Avenue of the Americas, New York City, New York, on June 6, 2002 at 9:15 a.m., New York City time, and any and all adjournments thereof.

     When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the following proposals, which are set forth in the Proxy Statement.

1.   ELECTION OF DIRECTORS

[_]  FOR all nominees listed below    [_]  WITHHOLD AUTHORITY
     (except as written in on the          [_]  For ALL Nominees
     line below)                           [_]  For the individual(s) listed
     Martin E. Franklin,                        below (Instruction: To withhold
     David Walke, Andrew P. Garvin,             authority to vote for any
     Marc L. Reisch, Robert J. Sobel,           individual nominee, please write
     Warren Struhl.                             in name on line below)

--------------------------------------------------------------------------------

[_]  ABSTAIN

2. TO RATIFY THE AMENDMENT TO THE 1996 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 1,650,000 TO 3,500,000.

         [_] FOR         [_] AGAINST         [_] ABSTAIN

3. TO RATIFY AND APPROVE A PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE, FROM 20,000,000 TO 100,000,000.

         [_] FOR         [_] AGAINST         [_] ABSTAIN

4. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

         [_] FOR         [_] AGAINST         [_] ABSTAIN

5. FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                                          _______________________________ , 2002
                                          Date

                                          _______________________________
                                          Signature

                                          _______________________________
                                          Signature, if held jointly

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.